Exhibit 99.01

Palisade Bio Announces 1-for-15 Reverse Stock Split

Carlsbad, CA – April 3, 2024 — Palisade Bio, Inc. (Nasdaq: PALI), (“Palisade”, “Palisade Bio” or the “Company”), a biopharmaceutical company focused on developing and advancing novel therapeutics for patients living with autoimmune, inflammatory, and fibrotic diseases, today announced a 1-for-15 reverse split of its common stock, par value $0.01 (“Common Stock”), effective at 5:00 PM ET on Friday April 5, 2024. Beginning on Monday, April 8, 2024, the Company’s Common Stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) on a split adjusted basis under the trading symbol “PALI,” but will trade under the following new CUSIP number starting April 8, 2024: 696389402.

The reverse stock split was approved by Palisade Bio’s stockholders at the virtual special meeting of stockholders held on March 25, 2024. The reverse stock split is primarily intended to increase the Company’s per share trading price and bring the Company into compliance with the Nasdaq’s listing requirement regarding minimum share price.

As a result of the reverse stock split, every 15 shares of Common Stock issued and outstanding as of the effective date will be automatically combined into one share of Common Stock. Outstanding warrants, equity-based awards and other outstanding equity rights will be proportionately adjusted by dividing the shares of Common Stock underlying the securities by 15 and multiplying the exercise/conversion price, as the case may be, by 15. No fractional shares will be issued as a result of the reverse stock split. Stockholders of record otherwise entitled to receive a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares. The par value of the Common Stock will remain unchanged at $0.01 per share after the reverse split. The reverse split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse split results in some stockholders owning a fractional share as described above.

Additional information concerning the reverse stock split can be found in Palisade Bio’s definitive proxy statement filed with the Securities and Exchange Commission on February 6, 2024.

About Palisade Bio

Palisade Bio is a biopharmaceutical company focused on developing and advancing novel therapeutics for patients living with autoimmune, inflammatory, and fibrotic diseases. The Company believes that by using a targeted approach with its novel therapeutics it will transform the treatment landscape. For more information, please go to www.palisadebio.com.

Forward Looking Statements

This communication contains “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the extent of our cash runway; our ability to successfully develop our licensed technologies; estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue generated; future regulatory, judicial, and legislative changes or developments in the United States (U.S.) and foreign countries and the impact of these changes; our ability to maintain the Nasdaq listing of our securities; our ability to build a commercial infrastructure in the U.S. and other markets; our ability to compete effectively in a competitive industry; our ability to identify and qualify manufacturers to provide API and manufacture drug product; our ability to enter into commercial supply agreements; the success of competing technologies that are or may become available; our ability to attract and retain key scientific or management personnel; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; our ability to obtain funding for our operations; our ability to attract collaborators and strategic partnerships; and the impact of the COVID-19 pandemic or any global event on our business, and operations, and supply. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to advance its nonclinical and clinical programs, the uncertain and time-consuming regulatory approval process; and the Company’s ability to secure additional financing to fund future operations and development of its product candidates. Additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on March 26, 2024. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

PALI@jtcir.com